UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 April 10, 2003


                    SUNLAND ENTERTAINMENT CO. (DELAWARE) INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   0-23000                  95-4217605
(State or other jurisdiction of     (Commission               (IRS Employer
         incorporation)              File Number)           Identification No.)



        11835 W. Olympic Boulevard, Suite 550                 90064
               Los Angeles, California
       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (949) 553-6655


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ITEM 5. - OTHER EVENTS

     On April 16, 2003, a wholly-owned subsidiary formed by Sunland Entertainment Co. (Delaware), Inc. (the "Company," "we," "us," or "our") entered into an Asset Purchase Agreement (the "Purchase Agreement") with two third parties (the "Sellers"), to (i) purchase substantially all of the Sellers' respective assets (the "Assets") relating to their medical technology products and services (the "Business") for $1,000,000 in cash, and (ii) assume certain liabilities associated with the Business. Each of the Sellers have previously filed for Chapter 11 bankruptcy protection, the estates of which are being jointly administered by a United States Bankruptcy Court (the "Bankruptcy Court"). The closing of this transaction is subject to and contingent upon a number of customary closing conditions, including, without limitation,
Bankruptcy Court approval, which will not be obtained until an appropriate bidding process, and an auction, has been held. In the event that other qualified bids are received by the Bankrutpcy Court, the court will hold an auction whereby those qualified bidders, and our subsidiary, can bid for the Assets. If our subsidiary is unable to outbid other qualified bidders in this process, the court will not approve the transaction and our subsidiary will not be able to close the transaction. Under these circumstances, our subsidiary would be entitled to receive from the Sellers up to Fifty Thousand Dollars ($50,000) of our fees and expenses incurred in connection with the transaction.

     The principal terms of the Purchase Agreement are as follows:

     1. ASSETS. The Assets include all right, title and interest of the Sellers, free and clear of any liens or other encumbrances, in and to the following, as it relates to the Business and as the same may exist on the closing date: (a) all intellectual property, (b) all tangible personal property, (c) all accounts receivable existing on the closing date and arising thereafter, (d) cash and cash equivalents of the Sellers received from the Business prior to, and existing on, the closing date (subject to the Sellers ability to operate the Business prior to the closing), (e) cash and cash equivalents of the Sellers received from the Business on and after the closing date, (f) certain real and personal property lease agreements and leasehold improvements, (g) all software and the contracts related thereto used or held for use in or relating to the Business, (h) all right, title and interest of the Sellers in and to certain assumed contracts (the "Assumed Contracts"), (i) all goodwill of the Sellers in the Business,
          (j) all books and records relating to the Assets, and any other trade secrets, confidential or proprietary information pertaining to the Business, (j) certain claims and causes of action relating to the Business, the Business' intellectual property or other Assets, (k) all permits and licenses utilized in operating the Business, (l) any third party warranties and guarantees with respect to any of the Assets, and
          (m) all rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Assets subsequent to the date of the Purchase Agreement but prior to the closing date.

     2. EXCLUDED ASSETS. The Sellers did not transfer any of their respective assets that are not directly used or held for direct use by them in connection with the Business.

     3. ASSUMED LIABILITIES. At the closing, we will agree to assume: (a) certain accounts payable of the Sellers related to the Business, (b) certain of the obligations of the


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          Sellers arising under the Assumed Contracts,  in accordance with their terms, after the closing date but only with respect to acts or services to be performed by us, and (c) all costs and expenses of maintaining or preserving the intellectual property related to the Business from and after the closing date.

     4. EXCLUDED LIABILITIES. We will not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of the Sellers or any of their affiliates, direct or indirect, known or unknown, absolute or contingent, that is not expressly assumed by us pursuant to the Purchase Agreement.

     5. CURE AMOUNTS. If there exists at the closing any default on any Assumed Contract or lease that is required to be cured pursuant to
          Section 365 of the U.S. Bankruptcy Code, or any pecuniary damage arising from any such default that must be paid pursuant to Section 365(b) of the U.S. Bankruptcy Code as a condition to the assumption or assignment of that Assumed Contract or lease, the Sellers will be responsible for payment of any amounts accrued prior to the closing date that are required to cure such default.

     6. PURCHASE PRICE. Subject to certain adjustments at the closing, we will pay One Million Dollars ($1,000,000) on the closing date.

     7. DEPOSIT. Simultaneously with the execution of the Purchase Agreement, we delivered an earnest money deposit in the amount of One Hundred Thousand Dollars ($100,000) which is to be held by counsel for the Sellers and applied to the Purchase Price at the closing.

     8. CLOSING. If we are the successful bidder in the Bankruptcy Court's bidding process and auction, the consummation of the transactions contemplated by the Purchase Agreement will occur on or about May 16, 2003, but in no event later than 60 days after April 16, 2003, unless extended by the mutual agreement of the parties.

     9. BREAKUP FEE. As described above, in consideration of the substantial time and expense incurred by us during the due diligence and negotiating process, and because we would not agree to execute the Purchase Agreement without the protection of a "Breakup Fee," we will be entitled to up to Fifty Thousand Dollars ($50,000) in the event that the Sellers select a person or entity other than us as the successful bidder and purchaser of the Assets and the Business.

     10. LIQUIDATED DAMAGES. As the sole and exclusive remedy of the Sellers in the event the Purchase Agreement is terminated pursuant to specified sections identified in that agreement, we will forfeit an amount equal to the $100,000 deposit we provided upon signing the Purchase Agreement.

     11.  REPRESENTATIONS  AND  WARRANTIES.   The  Purchase  Agreement  contains
          customary representations and warranties, all of which terminate at closing.

     Additionally, on April 10, 2003, we and our wholly-owned subsidiary, Pepin/Merhi Entertainment Group, Inc., entered into an Asset Purchase Agreement (the "PM Agreement") with Film Library Acquisition Corp. ("Purchaser") for the sale of our remaining principal asset, PM's film library, for $6,000,000 in cash and the assumption by the Purchaser of all of the operating expenses associated with the film library. The closing of this transaction is subject to and contingent upon a number of customary closing conditions, including, without limitation, stockholder approval.

     Reference is made to the PM Agreement, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of the PM Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.


ITEM 7. - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement dated as of April 10, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.



April 29, 2003                         /s/ Gary Freeman
                                      ------------------------------------------
                                      Gary Freeman
                                      Co-President and Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER                              DESCRIPTION
--------------                              -----------

     2.1 Asset Purchase Agreement dated as of April 10, 2003, by and among the Company, Pepin/Merhi Entertainment, Inc. and Film Library Acquisition Corp.